As filed with the Securities and Exchange Commission on December 14, 1999
                                                  Registration No. 333-_________
------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          DENDRITE INTERNATIONAL, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

                                   New Jersey
                                   ----------
         (State or other jurisdiction of incorporation or organization)

                                   22-2786386
                                   ----------
                      (I.R.S. Employer Identification No.)


             1200 Mount Kemble Avenue, Morristown, New Jersey 07960-6797
             -----------------------------------------------------------
    (Address, including zip code, of registrant's principal executive offices)

                          DENDRITE INTERNATIONAL, INC.
                           DEFERRED COMPENSATION PLAN
                          ----------------------------
                            (Full title of the Plan)

                               CHRISTOPHER J. FRENCH
                 Vice President, General Counsel and Secretary
                          DENDRITE INTERNATIONAL, INC.
                            1200 Mount Kemble Avenue
                        Morristown, New Jersey 07960-6797
                        ---------------------------------
                     (Name and address of agent for service)

                                 (973) 425-1200
                                 --------------
         (Telephone number, including area code, of agent for service)

                                     -------
                                 With a copy to:
                              Warren J. Casey, Esq.
                        Pitney, Hardin, Kipp & Szuch LLP
                                  P.O. Box 1945
                          Morristown, New Jersey 07962
                                 (973) 966-8025

                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
  Title of securities         Amount to be          Proposed Maximum       Proposed Maximum           Amount of
    to be registered           Registered            Offering Price       Aggregate Offering         Registration
                                                      Per Share(1)             Price (2)                 Fee (2)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Deferred Compensation
   Obligations (1)          N/A                        N/A                     N/A                     $462.00
------------------------- ---------------------- ----------------------- ---------------------- ----------------------


--------------------------

(1) The Deferred Compensation Obligations are unsecured obligations of Dendrite International, Inc. to pay deferred compensation in the future in accordance with the terms of the Dendrite International, Inc. Deferred Compensation Plan.

(2) Based upon estimated obligations in the amount of $462.00 used solely for the purpose of calculating the registration fee.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                EXPLANATORY NOTE

         As permitted by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this registration statement as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the registrant, Dendrite International, Inc., a New Jersey corporation (the "Company") (File No. 0-26138), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.


    1. The Company's Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Commission on March 26, 1999.

    2. The Company's Proxy Statement in connection with its 1999 Annual Meeting of Shareholders, filed with the Commission on April 16, 1999.

    3. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed with the Commission on May 17, 1999.

    4. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, filed with the Commission on August 16, 1999.

    5. The Company's Current Report on Form 8-K dated June 1, 1999, filed with the Commission on June 2, 1999.

         All documents  subsequently  filed by the Company  pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all obligations under the Plan have been satisfied or which deregisters all such obligations then remaining, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


ITEM 4     DESCRIPTION OF SECURITIES

           Not applicable.

ITEM 5     INTERESTS OF NAMED EXPERTS AND COUNSEL

           Not applicable.

ITEM 6     INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 14A:3-5 of the New Jersey Business Corporation Act ("NJBCA") gives the Company power to indemnify each of its directors and officers against expenses and liabilities in connection with any proceeding involving such person by reason of such person being or having been a director or officer if (a) he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and (b) with respect to any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. However, in a proceeding by or in the right of the Company, there shall be no indemnification in respect of any liabilities or expenses if the officer or director shall have been adjudged liable to the Company unless the court in such proceeding determines such person is entitled to indemnification for such liabilities and/or expenses. Furthermore, no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to such director or officer establishes that his or her acts or omissions (a) were in breach of a duty of loyalty to the Company and its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit. The NJBCA defines an act or omission in breach of a person's duty of loyalty as an act or omission which that person knows or believes to be contrary to the best interests of the Company or its shareholders in connection with a matter in which he or she has a material conflict of interest. If a director or officer is successful in a proceeding, the statute mandates that the Company indemnify such person against expenses.

         The Company's Restated Certificate of Incorporation, as permitted by New Jersey law, eliminates the personal liability of the directors and officers to the Company or its shareholders for monetary damages for breaches of such director's or officer's duty of care or other duties as a director or officer; except liabilities for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Company or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. In addition, the Company's By-laws provide broad indemnification rights to directors and officers so long as the director or officer acted in a manner believed in good faith to be in or not opposed to the best interest of the Company and with respect to criminal proceedings if the director or officer had no reasonable cause to believe his or her conduct was unlawful. The Company believes that the protection provided by these provisions will help the Company attract and retain qualified individuals to serve as officers and directors. These provisions also will limit the remedies available to a shareholder who is dissatisfied with a Board decision protected by these provisions, and such shareholder's only remedy may be to bring a suit to prevent the Board's action.

         The Company maintains a directors' and officers' liability insurance policy.

         As of October 28, 1998, the Company entered into an Indemnification Agreement with each Director of the Company, providing that, with certain exceptions, the Company would hold harmless and indemnify each Director in connection with his directorship to the extent permitted under the New Jersey Business Corporation Act. More specifically, the Indemnification Agreement provides that the Company is obligated to indemnify each Director against all reasonable costs, expenses (including attorneys' fees), fines, judgments, and settlement amounts that such Director may incur in connection with any actual or threathened action, suit, or proceeding (whether, civil, criminal, investigative or administrative) to which such Director is, or may be, a party by reason of his position as Director or as a director, officer, employee, or agent of any other company to which such Director provides services at the request of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

Exhibit

  No.         Description
------        -----------

3.1           Restated   Certificate  of  Incorporation  of  the  Company  dated
              November 30, 1995 (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q, filed with the Commission on July 30, 1996).

3.2 By-laws of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, filed with the Commission on November 13, 1995).

4.1 The Dendrite International, Inc. Deferred Compensation Plan (the "Plan") dated as of September 1, 1998 (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report filed with the Commission on August 14, 1998).

4.2 Deferred Compensation Plan Trust Agreement dated as of September 1, 1998 (incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report filed with the Commission August 14,
              1998).

5.1 Opinion of Pitney, Hardin, Kipp & Szuch LLP as to the validity of the obligations under the Plan.

23.1          Consent of Pitney,  Hardin, Kipp & Szuch LLP (contained in Exhibit
              5.1 attached hereto).

23.2          Consent of Arthur Andersen LLP, independent public accountants.

24.1          Power of Attorney.
------------------------

ITEM 9.  REQUIRED UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the obligations being registered therein, and the offering of such obligations at that time shall be deemed to be the initial bona fide offering thereof; and

             (3) To remove from registration by means of a post-effective amendment any of the obligations being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the
Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the obligations offered therein, and the offering of such obligations at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the obligations being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the Township of Harding, State of New Jersey, on the 13th day of December, 1999.

                                                DENDRITE INTERNATIONAL, INC.


                                                By:JOHN E. BAILYE
                                                   ---------------------------
                                                   John E. Bailye
                                                   Chief Executive Officer,
                                                   President and Director



         Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:


NAME                              TITLE                                 DATE
----                              -----                                 ----


           *                      Chief Executive Officer,
-----------------------------     President and Director
     John E. Bailye               (Principal Executive Officer)


           *                      Executive Vice President and
-----------------------------     Chief Financial Officer
    George T. Robson              (Principal Accounting Officer and
                                   Principal Financial Officer)

           *
-----------------------------
   Bernard M. Goldsmith           Director


           *
-----------------------------
    Edward J. Kfoury              Director


           *
-----------------------------
     Paul A. Margolis             Director


           *
-----------------------------
    John H. Martinson             Director


           *
-----------------------------
    Terence H. Osborne            Director




By:  GEORGE T. ROBSON             Attorney in Fact           December 13, 1999
    -----------------------,
     George T. Robson

                                  EXHIBIT INDEX


Exhibits
   No.        Description
---------     -----------

3.1           Restated   Certificate  of  Incorporation  of  the  Company  dated
              November 30, 1995 (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q, filed with the Commission on July 30, 1996).

3.2 By-laws of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, filed with the Commission on November 13, 1995).

4.1 The Dendrite International, Inc. Deferred Compensation Plan (the "Plan") dated as of September 1, 1998 (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report filed with the Commission on August 14, 1998).

4.2 Deferred Compensation Plan Trust Agreement dated as of September 1, 1998 (incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report filed with the Commission August 14,
              1998).

5.1 Opinion of Pitney, Hardin, Kipp & Szuch LLP as to the validity of the obligations under the Plan.

23.1          Consent of Pitney,  Hardin, Kipp & Szuch LLP (contained in Exhibit
              5.1 attached hereto).

23.2          Consent of Arthur Andersen LLP, independent public accountants.

24.1          Power of Attorney.
-----------------------